Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 28, 2007, except with respect to our opinion on the consolidated financial statements, insofar as it relates to segments (Note 8), as to which the date is July 11, 2007, relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Current Report on Form 8-K dated July 11, 2007. We also consent to the incorporation by reference of our report dated February 28, 2007 relating to the financial statement schedule, which appears in the Rohm and Haas Company Annual Report on Form 10-K for the year ended December 31, 2006. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
September 4, 2007